UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2008
NUSTAR ENERGY L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 918-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 19, 2008, senior management of NuStar Energy L.P. (the “Company”) will make a presentation to investors regarding the basics of refining, asphalt and crude oil, as well as an overview of the Company’s asphalt refineries (the “Presentation”). The Presentation and slides attached to this report were prepared in connection with an investor tour of the Company’s asphalt refinery in Savannah, Georgia. The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides will be available on the Company’s website at www.nustarenergy.com.
The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
Safe Harbor Statement
Statements contained in the exhibit to this report state the Company’s or its management’s expectations or predictions of the future and are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Slides from presentation to be used on June 19, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.
	By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

Date: June 19, 2008	By:	/s/ Amy L. Perry
Amy L. Perry
Assistant Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Slides from presentation to be used on June 19, 2008.